Exhibit 23
                      Consent of Independent Auditors


We consent to the incorporation by reference of our report dated January 29, 2002, with respect to the consolidated financial statements and schedule of The Timken Company included in this Annual Report (Form 10-K) for the year ended December 31, 2001, in the following Registration Statements and in the related Prospectuses:

Registration                                                       Filing
   Number           Description of Registration Statement           Date

  2-97340     1985 Incentive Plan of The Timken Company -    November 19, 1990
              Post-effective Amendment No. 1 to Form S-8

333-17503     The Timken Company Dividend Reinvestment        December 9, 1996
              Plan - Form S-3

333-41155     OH&R Investment Plan - Form S-8                November 26, 1997

333-43847     The Timken Company International Stock           January 7, 1998
              Ownership Plan - Form S-8

333-45753     Rail Bearing Service Employee Savings           February 6, 1998
              Plan - Form S-8

333-45891     $300,000,000 Medium-Term Notes, Series            April 23, 1998
              A - Amendment No. 4 to Form S-3

333-66911     Voluntary Investment Program for Hourly         November 6, 1998
              Employees of Latrobe Steel Company - Form S-8

333-66907     The MPB Employees' Savings Plan - Form S-8      November 6, 1998

333-69129     The Timken Company - Latrobe Steel Company      December 17,1998
              Savings and Investment Pension Plan -
              Form S-8

333-35154     The Timken Company Long-Term Incentive Plan        April 19,2000
              - Form S-8

333-35152     The Hourly Pension Investment Plan - Form S-8      April 19,2000

333-52866     Voluntary Investment Pension Plan for Hourly   December 28, 2000
              Employees of The Timken Company - Form S-8

333-76062     The Company Savings Plan for the Employees of  December 28, 2001
              Timken France - Form S-8




                                                 ERNST & YOUNG LLP
Canton, Ohio
March 28, 2002